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                                                                                                                  Exhibit 11.01


                                                       CARDINAL HEALTH, INC.
                                                 COMPUTATION OF PER SHARE EARNINGS
                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                      Fiscal Quarter Ended             Six Months Ended
                                                                 ------------------------------  ------------------------------
                                                                  December 31,    December 31,   December 31,    December 31,
                                                                      1995            1994           1995            1994
                                                                 --------------  --------------  -------------   --------------
                 PRIMARY:

                 Net earnings                                    $       18,714  $       24,942  $      42,206  $       44,652
                                                                 ==============  ==============  =============  ==============

                 Average shares outstanding                              48,627          48,157         48,521          46,838


                 Dilutive effect of stock options                           722             992            754           1,294
                                                                  -------------   -------------  -------------   -------------
                 Weighted average number of Common
                   Shares outstanding                                    49,349          49,149         49,275          48,132
                                                                 ==============  ==============  =============  ==============

                 Primary earnings per Common Share               $         0.38  $         0.51  $        0.86  $         0.93
                                                                 ==============  ==============  =============  ==============


                 FULLY DILUTED:

                 Net earnings                                    $       18,714  $       24,942  $      42,206  $       44,652
                                                                  =============  ==============  =============  ==============

                 Average shares outstanding                              48,627          48,157         48,521          46,838

                 Dilutive effect of stock options                           726           1,037            796           1,356
                                                                  -------------   -------------  -------------   -------------

                 Weighted average number of Common
                   Shares outstanding                                    49,353          49,194         49,317          48,194
                                                                 ==============  ==============  =============  ==============


                 Fully diluted earnings per Common Share         $         0.38  $         0.51  $        0.86  $         0.93
                                                                 ==============  ==============  =============  ==============

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